SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2008

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2008, Mark H. Corrigan, M.D., was elected to Cubist Pharmaceuticals, Inc.’s Board of Directors. Dr. Corrigan is Executive Vice President, Research & Development at Sepracor, Inc., a position he has held since joining Sepracor in 2003. Prior to joining Sepracor, Dr. Corrigan worked at the Upjohn Company, which became Pharmacia Corp. in 1996. At Pharmacia, Dr. Corrigan served as Group Vice President of Global Clinical Research and Experimental Medicine and, in 1998, was promoted to Group Vice President, Global Clinical Research, with responsibility for clinical research, biostatistical/data management and global procurement for compounds in Phases 1-3B.

Dr. Corrigan will be a Class II director and his initial term will expire at Cubist’s Annual Meeting of Stockholders in 2010. Pursuant to Cubist’s Amended and Restated 2002 Directors Equity Incentive Plan, Dr. Corrigan was granted a stock option to purchase 10,000 shares of Cubist common stock on his election date. Dr. Corrigan’s option grant has an exercise price of $17.78 per share, the closing price of Cubist’s common stock on his election date, and will vest quarterly in equal installments over a three-year period beginning on his election date.

On June 24, 2008, Cubist issued a press release announcing the election of Dr. Corrigan to its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                            Financial Statements and Exhibits.

(d)                                Exhibits

99.1                          Press release dated June 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel and
Secretary

Dated:  June 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 24, 2008.